                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
30,  2004,  with  respect  to the  consolidated  financial  statements  of First
Security  Benefit  Life  Insurance  and  Annuity  Company  of New  York  and the
financial  statements of T. Rowe Price  Variable  Annuity  Account,  included in
Post-Effective  Amendment  No.  11  to  the  Registration  Statement  under  the
Securities Act of 1933 (No.  33-83240) and Amendment No. 14 to the  Registration
Statement  under the Investment  Company Act of 1940 (No.  811-8726) on Form N-4
and the related Statement of Additional Information  accompanying the Prospectus for the T. Rowe Price No-Load Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 26, 2004